                                   BYLAWS OF

                           STEAMBOAT DEVELOPMENT CORP.

                              ARTICLE I - OFFICES

      The principal office of the corporation in the State of Utah shall be located in the City of Salt Lake, County of Salt Lake. The corporation may have such other offices, either within or without the State of Utah, as the board of directors may designate or as the business of the corporation may require from time to time.

      The registered office of the corporation required by the Utah Corporation
Act to be maintained in the State of Utah may be, but need not be, identical with the principal office in the State of Utah, and the address of the registered office may be changed from time to time by the board of directors.

                            ARTICLE II - SHAREHOLDER

      Section 1.   Annual Meeting.   The annual meeting of the shareholders
shall be held on the 2nd Wednesday in the month of June in each year, beginning with the year 1991, at the hour of 2:00 o'clock p.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the

election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

      Section 2.   Special Meeting.   Special meetings of the shareholders, for
any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board, by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

      Section 3.   Place of Meeting.   The board of directors may designate any
place, either within or without the State of Utah, as the place for the holding of any annual or special meetings provided, however, that a waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the registered office of the corporation in the State of Utah.

      Section 4.   Notice of Meeting.   Written or printed notice stating the
place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice

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shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

      Section 5.   Closing of Transfer Books or Fixing of Record Date.   For the
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the

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date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Section 6.   Voting Lists.   The officer or agent having charge of the
stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

      Section 7.   Quorum.   A majority of the outstanding shares of the
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the

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meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 8.   Manner of Acting.   The affirmative vote of a majority of the
shares represented at a meeting at which a quorum is present shall be the act of the shareholders.

      Section 9.   Proxies.   At all meetings of shareholders, a shareholder may
vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      Section 10.  Voting of Shares.   Each outstanding share entitled to vote
shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

      Section 11.  Voting of Shares by Certain Holders.   Shares standing in the
name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

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      Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

      Section 12.   Informal Action by Shareholders.   Any action required or
permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter

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thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders.

                        ARTICLE III - BOARD OF DIRECTORS

      Section 1.   General Powers.   The business and affairs of the corporation
shall be managed by its board of directors.

      Section 2.   Number, Tenure and Qualifications.   The number of directors
of the corporation shall be not less than three (3) nor more than nine (9), one of whom shall be designated by a majority of the full board of directors as chairman of the board. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Directors need not be residents of the State of
Utah or shareholders of the corporation.

      Section 3.   Regular Meetings.   A regular meeting of the board of
directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the shareholders. By resolution, the board of directors may determine the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

      Section 4.   Special Meetings.   Special meetings of the board of
directors may be called by or at the request of the president of any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of
Utah, for the holding of

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additional regular meetings without other notice than such resolution.

      Section 4.   Special Meetings.   Special meetings of the board of
directors may be called by or at the request of the president of any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of
Utah, as the place for holding any special meeting of the board of directors called by them.

      Section 5.   Notice.   Notice of any special meeting shall be given at
least two days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

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      Section 6.   Quorum.   A majority of the number of directors fixed by
Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      Section 7.   Manner of Acting.   The act of a majority of the directors
present at a meeting at which a quorum is present shall be the act of the board of directors.

      Section 8.   Action Without a Meeting.   Any action required or permitted
to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such consent shall have the same force and effect as a unanimous vote of the directors.

      Section 9.   Vacancies.   Any vacancy occurring in the board of directors
may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
Any directorship to be filled by reason of an increase in the number of directors shall be filled by the board of directors for a term of office continuing until the next annual meeting, or until a special meeting of stockholders is called for the purpose of electing a director to the office so created. Any directorship to be filled by reason of the removal of one or more directors by the

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shareholders may be filled by election by the shareholders at the meeting at which the director or directors are removed.

      Section 10.  Removal.   At a meeting called expressly for that purpose,
one or more directors of the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

      Section 11.  Compensation.   By resolution of the board of directors, the
directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. Such compensation shall be reported to the shareholders. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 12.  Presumption of Assent.   A director of the corporation who
is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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                             ARTICLE IV - OFFICERS

      Section 1.   Number.   The officers of the corporation shall be a
president, one or more vice presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

      Section 2.   Election and Term of Office.   The officers of the
corporation shall be elected annually by the board of directors at the first regular meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall design or shall have been removed in the manner hereinafter provided.

      Section 3.   Removal.   Any officer or agent may be removed by the board
of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 4.   Vacancies.   A vacancy in any office because of death,
resignation, removal, disqualification or otherwise, may be

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filled by the board of directors for the unexpired portion of the term.

      Section 5.   President.   The president shall be the principal executive
officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary of any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

      Section 6.   The Vice President.   In the absence of the president or in
the event of his death, inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be

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subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

      Section 7.   The Secretary.   The secretary shall: (a) keep the minutes
of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

      Section 8.   The Treasurer.   If required by the board of directors, the
treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall:

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(a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI of these bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

      Section 9.   Assistant Secretaries and Assistant Treasurers.   The
assistant secretaries, when authorized by the board of directors, may sign with the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

      Section 10.   Salaries.   The salaries of the officers shall be fixed from
time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

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             ARTICLE V - CERTIFICATES FOR SHARES AND THEIR TRANSFER

      Section 1.   Certificates for Shares.   Certificates representing shares
of stock of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary. All such certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom a certificate for shares of stock is issued, together with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled. No replacement certificate for shares of stock of the corporation shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

      Section 2.   Transfer of Shares.   Transfer of shares of the corporation
shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the

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books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

      Section 1.   Contracts.   The board of directors may authorize any officer
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      Section 2.   Loans.   No loans shall be contracted on behalf of the
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

      Section 3.   Checks, Drafts, etc.   All checks, drafts, or other orders
for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

      Section 4.   Deposits.   All funds of the corporation not otherwise
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the board of directors may select.

                             ARTICLE VII - DIVIDENDS

      The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the

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manner and upon the terms and conditions provided by law and its articles of incorporation.

                               ARTICLE VIII - SEAL

      The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words "Corporate Seal."

                          ARTICLE IX - WAIVER OF NOTICE

      Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws, of the Articles of
Incorporation, or of the Utah Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE X - AMENDMENTS

      These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors.

                            ARTICLE XI - FISCAL YEAR

      The fiscal year of the corporation shall end on the 31st day of December in each year.

                        ARTICLE XII - EXECUTIVE COMMITTEE

      Section 1.   Appointment.   The board of directors by resolution adopted
by a majority of the full board may designate two or more of its members to constitute an Executive Committee. The

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designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

      Section 2.   Authority.   When the board of directors is not in session,
the Executive Committee shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.

      Section 3.   Tenure and Qualifications.   Each member of the Executive
Committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

      Section 4.   Meetings.   Regular meetings of the Executive Committee may
be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any

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member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail, first class postage prepaid, properly addressed to the members of the Executive Committee at their business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meetings.

      Section 5.   Quorum.   A majority of the members of the Executive
Committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

      Section 6.   Action Without a Meeting.   Any action that may be taken by
the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

      Section 7.   Vacancies.   Any vacancy in the Executive Committee may be
filled by a resolution adopted by a majority of the board of directors.

      Section 8.   Resignation and Removal.   Any member of the Executive
Committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of

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directors. Any member of the Executive Committee may resign from the Executive
Committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 9.   Procedure.   The Executive Committee shall elect a presiding
officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                         ARTICLE XIII - INDEMNIFICATION

      The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or

                                       20

proceeding had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action of suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought

                                       21

shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the foregoing two paragraphs of this Bylaw, or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Any indemnification under the first two paragraphs of this Bylaw (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in said first two paragraphs of this Bylaw. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) whether such quorum is obtainable or not, if the disinterested directors so direct, by independent, legal counsel in a written opinion, or (3) by the stockholders.

      Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as

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authorized by the board of directors in the manner provided in the fourth paragraph of this Bylaw upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized by these Bylaws.

      The indemnification provided by these Bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, administrators and executors of such a person. The board of directors may also provide indemnification under these Bylaws to any employee or agent of the corporation if the board of directors, in its sole discretion, deems it in the best interests of the corporation to do so.

      The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to

                                       23

indemnify him against such liability under the provisions of these Bylaws.

      I, THE UNDERSIGNED, being the secretary of Steamboat Development Corp. DO
HEREBY CERTIFY the foregoing to be the Bylaws of said corporation, as adopted by unanimous resolution of the board of directors dated April 30, 1991.

                                                   _____________________________
                                                   Secretary

[SEAL]

                                       24

                               RESOLUTION AMENDING

                                    BYLAWS OF

                           STEAMBOAT DEVELOPMENT CORP.

      The undersigned, being the Directors on the Board of Directors of
Steamboat Development Corp., do hereby adopt the following resolution by unanimous written consent:

            RESOLVED, that Article XI of the Bylaws of the Corporation is hereby amended to state that the fiscal and taxable year of the Corporation shall commence on the 1st day of July and end on the 30th day of June of each year.

      DATED this 5th day of February, 1992.

                                        /s/ Alan O. Melchior
                                        ----------------------------------------
                                        Alan O. Melchior, Director

                                        /s/ Thomas A. Quinn
                                        ----------------------------------------
                                        Thomas A. Quinn, Director

                                        /s/ Richard V. Francis
                                        ----------------------------------------
                                        Richard V. Francis, Director

                               RESOLUTION AMENDING

                                    BYLAWS OF

                           STEAMBOAT DEVELOPMENT CORP.

      The undersigned, being all of the Shareholders and Directors of Steamboat
Development Corp. do hereby adopt the following resolution by unanimous written consent:

            RESOLVED, that Article II Section 1. Annual Meeting. of the Bylaws of the Corporation is hereby amended to state that the annual meeting of the shareholders shall be held on the 2nd Wednesday in the month of February in each year, beginning with the year 1996, at the hour of 2:00 o'clock p.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.
If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

      DATED this 25th day of September, 1995.

                                        /s/ Alan O. Melchior
                                        ----------------------------------------
                                        Alan O. Melchior, Director

                                        /s/ Thomas A. Quinn
                                        ----------------------------------------
                                        Thomas A. Quinn, Director

                                        /s/ Ronald E. Burch
                                        ----------------------------------------
                                        Ronald E. Burch, Director

                                        Far West Capital Inc., Shareholder

                                        By: /s/ illegible
                                            ------------------------------------

                                        Its: Vice Pres
                                             -----------------------------------

                                                                 Adopted 2/11/04

                           STEAMBOAT DEVELOPMENT CORP.

                           MINUTES OF SPECIAL MEETING
                                       OF
                               BOARD OF DIRECTORS

TIME AND PLACE

      A special meeting of the Board of Directors of Steamboat Development Corp.
(the "Company") was held telephonically on February 11, 2004.

PRESENT

      Lucien Y. Bronicki, Yehudit Bronicki and Connie Stechman being all the
Directors of the Company, were present at the meeting. Yehudit Bronicki acted as
Chairman of the meeting and Connie Stechman acted as Secretary.

      The Chairman declared that the Directors present constituted the quorum necessary for the transaction of business at the meeting.

      Upon motion duly made and seconded, and after discussion, the following resolutions were unanimously adopted:

COMPOSITION OF BOARD OF DIRECTORS

      RESOLVED, that the Board of Directors shall consist of three Directors.

AMENDMENT OF BYLAWS

      RESOLVED, that section that the last sentence of Section 1 of Article IV of the Company's Bylaws, is hereby amended in its entirety to read as follows:

            "The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so.
      Any two or more offices may be held by the same person."

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